QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(a)(1)(C)

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY RIO TINTO CANADA HOLDING INC. FOR ALL ISSUED AND OUTSTANDING COMMON SHARES (INCLUDING THE ASSOCIATED RIGHTS UNDER THE SHAREHOLDER RIGHTS PLAN) OF ALCAN INC.

NOTICE OF GUARANTEED DELIVERY
for Deposit of Common Shares
of
ALCAN INC.
Pursuant to the Offer to Purchase, dated July 24, 2007, made by
RIO TINTO CANADA HOLDING INC.
an indirect wholly-owned subsidiary of Rio Tinto plc
RIO TINTO

RECOMMENDED CASH OFFER

        USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR ALCAN COMMON SHARE CERTIFICATES AND/OR RIGHTS CERTIFICATES, IF APPLICABLE, ARE NOT IMMEDIATELY AVAILABLE; YOU ARE NOT ABLE TO DELIVER YOUR ALCAN COMMON SHARE CERTIFICATES AND/OR RIGHTS CERTIFICATES, IF APPLICABLE, TO THE DEPOSITARY BEFORE THE EXPIRY TIME; OR THE PROCEDURES FOR DELIVERY BY BOOK ENTRY CANNOT BE COMPLIED WITH ON A TIMELY BASIS; OR THE SEPARATION TIME HAS OCCURRED BEFORE THE EXPIRY TIME BUT RIGHTS CERTIFICATES HAVE NOT BEEN DISTRIBUTED TO YOU BEFORE THE EXPIRY TIME.

        THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 6:00 P.M., EASTERN TIME, ON SEPTEMBER 24, 2007, UNLESS EXTENDED OR WITHDRAWN BY THE OFFEROR.

        The terms and conditions of the offer to purchase (the "Offer to Purchase"), deposited pursuant to the offer dated July 24, 2007 (the "Offer") made by Rio Tinto Canada Holding Inc. (the "Offeror"), a corporation incorporated under the laws of Canada, and an indirect wholly-owned subsidiary of Rio Tinto plc, a public limited company incorporated under the laws of England and Wales, to purchase all of the issued and outstanding common shares (the "Alcan Common Shares") of Alcan Inc., a corporation incorporated under the laws of Canada ("Alcan"), together with the associated rights (the "Alcan Rights") issued and outstanding under Alcan's Shareholder Rights Plan, are incorporated by reference in this Notice of Guaranteed Delivery. The Offer is to purchase each issued and outstanding Alcan Common Share and accompanying Alcan Right for U.S.$101 (equivalent to Cdn$105.44 based on the July 20, 2007 Bank of Canada Noon Rate) per Alcan Common Share in cash (less any applicable withholding taxes and without interest). As used in this Notice of Guaranteed Delivery, "Alcan Common Share Certificates" means certificates for the Alcan Common Shares, "Rights Certificates" means certificates for the Alcan Rights, and certain other terms used but not defined in this Notice of Guaranteed Delivery have the respective meanings ascribed to them in the Offer to Purchase. Unless the Separation Time has occurred, the term "Alcan Common Shares" as used in this Notice of Guaranteed Delivery includes the accompanying Alcan Rights attached to those Alcan Common Shares.

        The Depositary or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        If you wish to deposit Alcan Common Shares pursuant to the Offer and (i) your Alcan Common Share Certificates and/or Rights Certificates, if applicable, are not immediately available, (ii) you are not able to deliver the Alcan Common Share Certificates and/or Rights Certificates, if applicable, and all other required documents to the Depositary before the Expiry Time, (iii) the procedures for delivery by book-entry transfer, as set forth in the Offer, cannot be complied with on a timely basis, or (iv) if the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to you before the Expiry Time, your Alcan Common Shares may nevertheless be deposited if all of the following conditions are met:

  •
  the deposit is made by or through an Eligible Institution (as defined below);

  •
  a properly completed and duly executed copy of this Notice of Guaranteed Delivery (or a manually signed facsimile copy hereof), is received at any of the offices of the Depositary listed in this Notice of Guaranteed Delivery at or before the Expiry Time;

  •
  the Alcan Common Share Certificates (or Book-Entry Confirmation) representing the deposited Alcan Common Shares and, if Rights Certificates have been distributed to Alcan shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited Alcan Rights, in proper form for transfer, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer for a DTC account, an Agent's Message, in the appropriate form and any other documents required by the Letter of Transmittal, are received at any of the offices of the Depositary provided in the Letter of Transmittal on or before 5:00 p.m. (local time at the place of deposit) on the second trading day on the TSX after the date on which the Expiry Time occurred; and

  •
  in the case of Alcan Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Alcan shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited Alcan Rights, together with the Letter of Transmittal (or a manually signed facsimile copy thereof), properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required thereby, are received at any of the offices of the Depositary listed in this Notice of Guaranteed Delivery on or before 5:00 p.m. (local time at the place of deposit) on the second trading day on the TSX after the date on which Rights Certificates are distributed to shareholders.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Agent Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

        You understand and acknowledge that payment for Alcan Common Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of: (i) the Alcan Common Share Certificates (or Book-Entry Confirmation) representing the deposited Alcan Common Shares and, if Rights Certificates have been distributed to shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited Alcan Rights, in proper form for transfer, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy thereof) with any required signature guarantees or, in the case of a book-entry transfer (for DTC accounts), an Agent's Message, in the appropriate form covering such shares and any other documents required by the Letter of Transmittal, are received at any of the offices of the Depositary listed in this Notice of Guaranteed Delivery on or before 5:00 p.m. (local time at the place of deposit) on the second trading day on the TSX after the date on which the Expiry Time occurred; and (ii) in the case of Alcan Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Alcan shareholders before the Expiry Time, the Rights Certificate(s)

representing the deposited Alcan Rights, together with a Letter of Transmittal (or a manually signed facsimile copy thereof), properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required thereby, are received at any of the offices of the Depositary listed in this Notice of Guaranteed Delivery on or before 5:00 p.m. (local time at the place of deposit) on the second trading day on the TSX after the date on which Rights Certificates are distributed to shareholders. You also understand and acknowledge that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Alcan Common Shares and/or Rights Certificates, if applicable, on the Offer Consideration (as defined in the Offer to Purchase) payable in respect of such Alcan Common Shares and/or Rights Certificates, if applicable, regardless of any delay in making such payment, and that the Offer Consideration for the Alcan Common Shares and/or Alcan Rights, if applicable, deposited pursuant to the guaranteed delivery procedures will be the same as that for the Alcan Common Shares and/or Alcan Rights, if applicable, delivered to the Depositary prior to the Expiry Time of the Offer, even if the Alcan Common Shares or Alcan Rights, if applicable, to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Alcan Common Shares and/or Alcan Rights, if applicable, is not made, until after the take up and payment for the Alcan Common Shares and/or Alcan Rights, if applicable, under the Offer.

        All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by applicable law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death, incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

        Shareholders should contact the Dealer Managers, Soliciting Dealers (if the Offeror decides to form a Soliciting Dealer Group), the Information Agent, the Depositary or their broker or dealer for assistance in accepting the Offer and in depositing Alcan Common Shares and/or Alcan Rights, if applicable, with the Depositary. Their contact details are provided on the back cover of the Offer to Purchase.

TO:	Rio Tinto Canada Holding Inc.
AND TO:	Computershare Investor Services Inc., as Depositary
By Mail:	By Hand or Courier:	By Facsimile Transmission:
Computershare Investor Services Inc. PO Box 7025 31 Adelaide Street East Toronto, Ontario M5C 2T1	Computershare Investor Services Inc. 100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1	Fax: (905) 771-4082 Attention: Corporate Actions

        TO TENDER ALCAN COMMON SHARES AND/OR ALCAN RIGHTS, IF APPLICABLE, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ANY OF ITS OFFICES LISTED IN THIS NOTICE OF GUARANTEED DELIVERY BY THE EXPIRY OF THE OFFER AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

        ALCAN COMMON SHARE CERTIFICATES AND RIGHTS CERTIFICATES, IF APPLICABLE, MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL. DO NOT SEND ALCAN COMMON SHARE CERTIFICATES OR RIGHTS CERTIFICATES, IF APPLICABLE, WITH THIS NOTICE OF GUARANTEED DELIVERY UNLESS A LETTER OF TRANSMITTAL IS ALSO INCLUDED.

        The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the Alcan Common Shares or Alcan Rights, if applicable, listed below, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Purchase entitled "Offer — Manner of Acceptance — Procedures for Guaranteed Delivery." Alcan shareholders who have deposited Alcan Common Shares under the Offer will be deemed to have deposited the Alcan Rights associated with such Alcan Common Shares. No additional payment will be made for the Alcan Rights and no amount of the consideration to be paid by the Offeror will be allocated to the Alcan Rights. Unless waived by the Offeror, holders of Alcan Common Shares are required to deposit one Alcan Right for each Alcan Common Share in order to effect a valid deposit of such Alcan Common Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto.

DESCRIPTION OF ALCAN COMMON SHARES DEPOSITED

Common Shares Certificate Number(s)*	Name(s) in which Common Shares are Registered	Number of Common Shares Represented by Certificate*	Number of Common Shares Deposited**

Total Common Shares:

DESCRIPTION OF ALCAN RIGHTS DEPOSITED*** (To be completed if necessary)

Alcan Rights Certificate Number(s)*	Name(s) in which Alcan Rights are Registered	Number of Alcan Rights Represented by Certificate*	Number of Alcan Rights Deposited**

Total Alcan Rights:

*
Need not be completed if transfer is made by book entry.

**
Unless otherwise indicated, it will be assumed that all Alcan Common Shares evidenced by any Alcan Common Share Certificates and all Alcan Rights evidenced by any Rights Certificates, if applicable, delivered to the Depositary are being deposited.

***
The following procedures must be followed in order to effect the valid delivery of Rights Certificates: (i) if the Separation Time (as defined under the Shareholder Rights Plan) does not occur before the Expiry Time, a deposit of Alcan Common Shares by the undersigned will also constitute a deposit of the associated Alcan Rights; (ii) if Rights Certificates are distributed by Alcan to the Alcan shareholders prior to the time that the holder's Alcan Common Shares are deposited pursuant to the Offer, in order for the Alcan Common Shares to be validly deposited, Rights Certificate(s) representing Alcan Rights equal in number to the number of Alcan Common Shares deposited must be delivered to the Depositary; or (iii) if the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time that an Alcan shareholder deposits its Alcan Common Shares pursuant to the Offer, the Alcan shareholder may deposit its Alcan Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure provided below. In any case, a deposit of Alcan Common Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) representing Alcan Rights equal in number to the number of Alcan Common Shares deposited pursuant to the Offer to the Depositary, before 5:00 p.m. (local time at the place of deposit) on the second trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if Rights Certificates are required to be issued, that the Depositary, prior to taking up the Alcan Common Shares for payment pursuant to the Offer, receives Rights Certificate(s) from the undersigned representing Alcan Rights equal in number to the Alcan Common Shares deposited by the undersigned.

☐ Check here if Alcan Common Shares or Alcan Rights, if applicable, will be delivered by book-entry transfer:
Account Number:

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)
Name (please print or type)
Date	Postal Code/Zip Code
Daytime Telephone Number

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned Eligible Institution guarantees to deliver to the Depositary at its address set forth herein either Alcan Common Share Certificates and Rights Certificates, if applicable, deposited hereby, in proper form for transfer, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Alcan Common Shares or Alcan Rights, if applicable, in either case, together with the duly executed Letter of Transmittal or a manually signed facsimile copy thereof with any required signature guarantees or an Agent's Message in the case of a book-entry delivery for DTC accounts, and any other documents required by the Letter of Transmittal, all on or before 5:00 p.m. (local time at the place of deposit) on the second trading day on the TSX after the Expiry Time of the Offer.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the Alcan Common Share Certificates and/or Rights Certificates, if applicable, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of the Firm:	Authorized Signature:

Address of the Firm:	Name of Authorized Person:

Title:

Telephone
Number:	Dated:

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

By Mail:	By Hand or Courier:	By Facsimile Transmission:
Computershare Investor Services Inc. PO Box 7025 31 Adelaide Street East Toronto, Ontario M5C 2T1	Computershare Investor Services Inc. 100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1	Fax: (905) 771-4082 Attention: Corporate Actions
The Dealer Managers for the Offer are:
In the United States:	In Canada:

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005, U.S.A. Toll Free: 1 (877) 221-7676	CIBC World Markets Inc. 161 Bay Street, 6th Floor Toronto, Ontario M5J 2S8 Toll Free: 1 (866) 744-2030 (English) Telephone: (514) 847-6638 (French)

The Information Agent for the Offer is:

100 University Avenue
11th Floor, South Tower
Toronto, Ontario
M5J 2Y1
North American Toll Free: 1 (888) 605-7629
European Union Free Call: 00 800 6540 6540
Australian Free Call: 1 (800) 216 071

QuickLinks

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY
SHAREHOLDER SIGNATURE(S)
The Depositary for the Offer is: COMPUTERSHARE INVESTOR SERVICES INC.